UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

The McClatchy Company

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-9824 (Commission File Number)	52-2080478 (I.R.S. Employer Identification No.)

2100 Q Street
Sacramento, CA 95816
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Amendment to Credit Facility

On October 21, 2014, The McClatchy Company (the “Company”) and Bank of America, N.A., as administrative agent (the “Administrative Agent”) on behalf of the lenders from time to time party to the Credit Facility referred to below (the “Lenders”), entered into an amendment (the “Amendment”) to that certain Third Amended and Restated Credit Agreement, dated as of December 18, 2012, among the Company, Bank of America, N.A., as Administrative Agent, Issuing Bank and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, and the Lenders (the “Credit Facility”). The Amendment amends the Company’s Credit Facility to, among other things, (i) reduce the Lenders’ aggregate commitments under the Credit Facility from $75.0 million to $65.0 million and (ii) extend the maturity date from December 18, 2017 to December 18, 2019. Except as described above, the Amendment did not materially change any of the terms and conditions of the Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Letter of Credit Facility

On October 21, 2014, the Company and Bank of America, N.A. (the “LC Issuer”) entered into a Collateralized Issuance and Reimbursement Agreement (the “LC Agreement”). Pursuant to the terms of the LC Agreement, the Company may request the LC Issuer to issue letters of credit (each an “LC”) on its behalf in an aggregate face amount at any time outstanding not to exceed $35.0 million (the “Commitment Amount”). The Company is required to provide cash collateral equal to 101% of the aggregate undrawn stated amount of each outstanding LC issued pursuant to the LC Agreement. As of October 21, 2014, there were no LCs outstanding under the LC Agreement.

The LC Agreement contains customary events of default, representations and warranties for facilities of this type. The Company has agreed to pay the LC Issuer customary fees, including a commitment fee equal to 0.50% per annum on the daily unused portion of the Commitment Amount for each day that the aggregate stated amount of all outstanding LCs is less than half of the Commitment Amount. The maturity date for the LC Agreement is December 18, 2019.

The foregoing description of the LC Agreement does not purport to be complete and is qualified in its entirety by reference to the LC Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to the Third Amended and Restated Credit Agreement and Amendment No. 1 to the Security Agreement, dated October 21, 2014, between the Company and Bank of America, N.A., as Administrative Agent.

10.2	Collateralized Issuance and Reimbursement Agreement, dated October 21, 2014, between the Company and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 21, 2014	The McClatchy Company

/s/ R. Elaine Lintecum
	By: Title:	R. Elaine Lintecum Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Third Amended and Restated Credit Agreement and Amendment No. 1 to the Security Agreement, dated October 21, 2014, between the Company and Bank of America, N.A., as Administrative Agent.

10.2	Collateralized Issuance and Reimbursement Agreement, dated October 21, 2014, between the Company and Bank of America, N.A.